Execution Version

AMENDMENT NO. 1, dated as of July 14, 2020 (this “Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of February 3, 2020 (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”) by and among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”), the subsidiaries from time to time party thereto as Guarantors (together with the Borrower, the “Loan Parties”), BANK OF AMERICA, N.A., as administrative agent and collateral agent (the “Administrative Agent”) and the Lenders from time to time party thereto.
WHEREAS, Section 10.01 of the Existing Credit Agreement permits the Borrower to amend certain provisions of the Existing Credit Agreement with the written consent of the Required Lenders;
WHEREAS, the parties hereto wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein;
WHEREAS, BofA Securities, Inc. is the sole lead arranger and bookrunner for this Amendment (in such capacity, the “Arranger”);
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).
SECTION 2. Amendments. The Existing Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:
(a)    The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.
“Amendment No. 1” shall mean that certain Amendment No. 1 to Credit Agreement, dated as of July 14, 2020, by and among the Borrower, the Lenders party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” shall mean July 14, 2020.
“Covenant Relief Period” shall mean the period commencing on the Amendment No. 1 Effective Date and ending on the date that the Borrower shall have delivered the financial statements required pursuant to Section 6.01(b) for the Fiscal Quarter ending June 30, 2021, together with the related Compliance

Certificate required pursuant to Section 6.02(b) (the “Covenant Relief Period End Date”).
“Covenant Relief Period End Date” has the meaning set forth in the definition of “Covenant Relief Period”.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(b)    The definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
““Applicable Rate”:
(x) means, at all times prior to the Amendment No. 1 Effective Date and on and after the first Business Day following the Covenant Relief Period End Date, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

APPLICABLE RATE Loans, Swing Line Loans and Letters of Credit
Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans and Swing Line Loans	Commitment Fee
I	≥4.25 to 1.0	1.750%	0.750%	0.300%
II	<4.25 to 1.0 but ³ 3.50 to 1.0	1.500%	0.500%	0.250%
III	<3.50 to 1.0 but ³ 2.50 to 1.0	1.375%	0.375%	0.225%
IV	<2.50 to 1.0 but ³ 2.00 to 1.0	1.250%	0.250%	0.200%
V	<2.00 to 1.0 but ³ 1.50 to 1.0	1.125%	0.125%	0.175%
VI	<1.50 to 1.0	1.000%	0.000%	0.150%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within 5 Business Days of its becoming due in accordance with such Section 6.02(b), then Pricing Level I will be applicable as of the first Business Day after the date on which such Compliance Certificate was required to be delivered until the date five Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate. Pricing Level III will be in effect during the period from the Closing Date until the first Business Day immediately following the date that the quarterly Compliance Certificate is delivered for the Fiscal Quarter ending June 30, 2020.
(y) means, at all times during the Covenant Relief Period and until the first Business Day following the Covenant Relief Period End Date, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

APPLICABLE RATE Loans, Swing Line Loans and Letters of Credit
Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans and Swing Line Loans	Commitment Fee
I	≥5.00 to 1.0	2.250%	1.250%	0.350%
II	<5.00 to 1.0 but ³4.25 to 1.0	1.750%	0.750%	0.300%
III	<4.25 to 1.0 but ³ 3.50 to 1.0	1.500%	0.500%	0.250%
IV	<3.50 to 1.0 but ³ 2.50 to 1.0	1.375%	0.375%	0.225%
V	<2.50 to 1.0 but ³ 2.00 to 1.0	1.250%	0.250%	0.200%
VI	<2.00 to 1.0 but ³ 1.50 to 1.0	1.125%	0.125%	0.175%
VII	<1.50 to 1.0	1.000%	0.000%	0.150%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within 5 Business Days of its becoming due in accordance with such Section 6.02(b), then Pricing Level I will be applicable as of the first Business Day after the date on which such Compliance Certificate was required to be delivered until the date five Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate. Pricing Level IV will be in effect during the period from the Amendment No. 1 Effective Date until the first Business Day immediately following the date that the quarterly Compliance Certificate is delivered for the Fiscal Quarter ending June 30, 2020.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”
(c)    The definition of “Bail-In Action” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”
(d)    The definition of “Bail-In Legislation” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”
(e)    The definition of “Permitted Acquisition” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended to amend and restate clause (d) of such definition in its entirety as follows:
“(d) the Borrower and its Consolidated Subsidiaries shall be in compliance with Section 7.17 on a Pro Forma Basis after giving effect to such Acquisition; provided that, prior to the Covenant Relief Period End Date, the Borrower and its Consolidated Subsidiaries shall be in compliance on a Pro Forma Basis with a Consolidated Total Leverage Ratio of no greater than 5.00 to 1.00 after giving effect to such Acquisition,”
(f)    The definition of “Write-Down and Conversion Powers” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
““Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”
(g)    Section 5.29 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“5.29 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.”

(h)    Clause (f) of Section 7.02 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(f)    other than Investments permitted pursuant to clause (g) below, (1) Investments by any Loan Party in and to Excluded Subsidiaries in an amount not to exceed the greater of (i) $43,000,000 and (ii) 10% of Consolidated EBITDA of the Borrower and its consolidated Subsidiaries in the aggregate in each fiscal year; provided, that, within any fiscal year if any portion of an Investment made pursuant to this clause (f) is repaid to a Loan Party, then such repaid amount may be reinvested under this clause (f) during such fiscal year as long as the amount of Investments in all Excluded Subsidiaries in such fiscal year does not exceed the greater of (x) $43,000,000 and (y) 10% of Consolidated EBITDA of the Borrower and its consolidated Subsidiaries and (2) Investments by any Loan Party in and to Excluded Subsidiaries in connection with any intracompany tax restructuring that, after giving effect to such tax restructuring, do not result in a net increase in the aggregate amount of assets held by the Excluded Subsidiaries taken as a whole (other than any de minimis increases) or materially impair the value of the Collateral taken as a whole (as reasonably determined by the Borrower);”
(i)    Section 7.02 of the Existing Credit Agreement is hereby amended to insert “;” at the end of clause (v) thereof and to add the following proviso immediately following such “;”:
“provided, that, notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries shall not be permitted to make any Investments pursuant to clauses (f)(1), (m) or (t) above during the Covenant Relief Period unless the Borrower’s Consolidated Total Leverage Ratio is less than or equal to 5.00 to 1.00, in which case, Borrower and its Subsidiaries shall be permitted to make Investments pursuant to clauses (f)(1), (m) or (t) above in an amount not to exceed $25,000,000 in the aggregate at any time outstanding”
(j)    Section 7.06 of the Existing Credit Agreement is hereby amended to insert “;” at the end of clause (m) thereof and to add the following proviso immediately following such “;”:
“provided, that, notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries shall not, directly or indirectly, repurchase any outstanding Equity Interests of the Borrower pursuant to any of the foregoing clauses of this Section 7.06 during the Covenant Relief Period unless, as of the date of such repurchase and after giving pro forma effect thereto, the Borrower’s Consolidated Total Leverage Ratio is less than 5.00 to 1.00 (in addition to any other requirement set forth in the applicable foregoing clauses)”
(k)    Section 7.17(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)     Maximum Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio of the Borrower and its Consolidated Subsidiaries as of the last day of any consecutive four fiscal quarter period ending on the dates identified below to be greater than the ratio set forth below opposite such date:

Four Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
First fiscal quarter ending after the Closing Date through June 30, 2020	5.00 to 1.00
September 30, 2020 through June 30, 2021	5.50 to 1.00
September 30, 2021 through June 30, 2022	5.00 to 1.00
September 30, 2022 through June 30, 2023	4.50 to 1.00
September 30, 2023 and the last day of each fiscal quarter thereafter	4.00 to 1.00

Notwithstanding the foregoing, at the election of the Borrower, up to two times during the term of this Agreement, the maximum Consolidated Total Leverage Ratio set forth in the grid above may be increased to accommodate a Permitted Acquisition, as determined by the Borrower and as designated in the Compliance Certificate or earlier notice given by the Borrower in connection with such Permitted Acquisition (including for determining any ratios, baskets, representations and warranties or test any Default or Event of Default blocker pursuant to Section 1.08); provided, however, such increase will not otherwise go into effect until the closing of such Permitted Acquisition; provided, further, that (i) such increase shall only apply for a period of twelve months from and after such Permitted Acquisition and immediately upon the expiration of such twelve month period, the required maximum Consolidated Total Leverage Ratio shall revert to the level set forth above for the measurement period in which such step down occurs; (ii) in no event shall the maximum Consolidated Total Leverage Ratio after giving effect to any such step-up exceed 5.00 to 1.00; and (iii) the maximum amount that any Consolidated Total Leverage Ratio covenant level may step-up during any Consolidated Total Leverage Ratio measurement period is 0.50.”
(l)    Section 10.21 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“10.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or L/C Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”
SECTION 3.     Amendment Fee. In consideration of the Lenders’ agreements set forth herein, the Borrower agrees to pay to the Administrative Agent, for the account of each Consenting Lender (as defined below), an amendment fee (the “Amendment Fee”) in an amount equal to 12.5 basis points (0.125%) of the outstanding principal amount of such Lender’s Term Loans and Revolving Credit Commitments as of the Amendment No. 1 Effective Date (as defined below). The Amendment Fee shall be fully-earned, payable and nonrefundable on the Amendment No. 1 Effective Date. As used herein, “Consenting Lender” means a Lender that executes and delivers to the Administrative Agent a signature page to this Amendment on or prior to 5:00 p.m. New York City time on July 9, 2020 (or, as to any Lender, such later time or date as may be agreed by the Administrative Agent and the Borrower) and that does not revoke or otherwise withdraw such signature page prior to the effectiveness of this Amendment on the Amendment No. 1 Effective Date.
SECTION 4.     Effectiveness. The amendments set forth herein shall become effective only upon the satisfaction or waiver of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment No. 1 Effective Date”):

(a)    The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and Lenders that together constitute the Required Lenders;
(b)    The Administrative Agent shall have received the Amendment Fee on behalf of the Consenting Lenders;
(c)    The Administrative Agent and the Arranger shall have received all reasonable and documented out-of-pocket costs and expenses required to be paid or reimbursed pursuant to Section 10.04 of the Credit Agreement or as otherwise agreed in writing for which invoices have been presented at least one Business Day prior to the Amendment No. 1 Effective Date.
SECTION 5.     Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to each Lender and the Administrative Agent that the following statements are true, correct and complete in all material respects as of the Amendment No. 1 Effective Date:
(a)    no Default or Event of Default has occurred and is continuing;
(b)    the entry into this Amendment by each of the Loan Parties party hereto has been duly authorized by all necessary corporate or other action of such entity;
(c)    this Amendment has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Person in accordance with its terms, subject to equitable principles and Debtor Relief Laws; and
(c)    each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) as of such earlier date.
SECTION 6.     Reference to and Effect on the Loan Documents. On and after the Amendment No. 1 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Existing Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. This Amendment constitutes a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each of the Loan Parties hereby consents to the Amendment and reaffirms its obligations under the Loan Documents to which it is party and its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. This Amendment shall not constitute a novation of the Existing Credit Agreement or any of the Loan Documents.
SECTION 7.     Applicable Law; Waiver of Jury Trial.
(A)    THIS AMENDMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
(B)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM HEREIN.
SECTION 8.     Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 9.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be in the form of an Electronic Record (as defined in 15 USC §7006, as it may be amended from time to time) and may be executed using Electronic Signatures (as defined in 15 USC §7006, as it may be amended from time to time) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties hereto of a manually signed paper counterpart to this Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart to this Amendment converted into another format, for transmission, delivery and/or retention.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.
INTEGRA LIFESCIENCES HOLDINGS CORPORATION, as Borrower
By:    /s/ Carrie Anderson
Name:     Carrie Anderson
Title:    Executive Vice President and
Chief Financial Officer

ASCENSION ORTHOPEDICS, INC.,
CONFLUENT SURGICAL, INC.,
ENDOSOLUTIONS, INC.,
INTEGRA LIFESCIENCES CORPORATION,
INTEGRA LIFESCIENCES PRODUCTION
CORPORATION,
INTEGRA NEUROSCIENCES
(INTERNATIONAL), INC.,
INTEGRA BURLINGTON MA, INC.,
TEI BIOSCIENCES INC.,
TEI MEDICAL INC.,

By:     /s/ Peter J. Arduini
Name:     Peter J. Arduini
Title:     President, Chief Executive Officer
INTEGRA LIFESCIENCES SALES LLC
By: Integra LifeSciences Corporation, its Sole
Member

By:    /s/ Peter J. Arduini
Name:     Peter J. Arduini
Title:     President, Chief Executive Officer
INTEGRA YORK PA, INC.,
J. JAMNER SURGICAL INSTRUMENTS,

[Signature Page to Amendment No.1]

INC.,

By:    /s/ Peter J. Arduini
Name:     Peter J. Arduini
Title:     Vice President

ILS FINANCING CORPORATION,

By:    /s/ Sravan K. Emany
Name:     Sravan K. Emany
Title:     President

BANK OF AMERICA, N.A., as Administrative
Agent

By:    /s/ Kevin L. Ahart
Name:     Kevin L. Ahart
Title:     Vice President

[Signature Page to Amendment No.1]

The undersigned evidences its consent to the amendments reflected in this Amendment No. 1:

BANK OF AMERICA, N.A.
as a Lender, L/C Issuer and Swing Line
Lender

By:    /s/ Joseph L. Corah
Name:     Joseph L. Corah
Title:     Director

BBVA USA
as a Lender

By:    /s/ Cameron Gateman
Name:     Cameron Gateman
Title:     Senior Vice President

THE BANK OF NOVA SCOTIA
as a Lender

By:    /s/ Arjun Talwalkar
Name:     Arjun Talwalkar
Title:     Director

Bank of the West
as a Lender

By:    /s/ Michael Weinert
Name:     Michael Weinert
Title:     Director

If two signatures are required:

By:    /s/ Caroline Smith
Name:    Caroline Smith

[Signature Page to Amendment No.1]

Title:    Assistant Vice President

Capital One, National Association,
as a Lender

By:    /s/ Karen Dahlquist
Name:     Karen Dahlquist
Title:     Duly Authorized Signatory

Citibank N.A.,
as a Lender

By:    /s/ Marni McManus
Name:     Marni McManus
Title:     Vice President

Citizens Bank N.A.,
as a Lender

By:    /s/ Mark Guyeski
Name:     Mark Guyeski
Title:     Vice President

DNB Capital LLC
as a Lender

By:    /s/ Samantha K Stone
Name:     Samantha K Stone
Title:     Vice President

If two signatures are required:

By:    /s/ Mita Zalavadia
Name:    Mita Zalavadia
Title:    Assistant Vice President

[Signature Page to Amendment No.1]

GOLDMAN SACHS BANK USA,
as a Lender

By:    /s/ Jamie Minieri
Name:     Jamie Minieri
Title:     Authorized Signatory

HANCOCK WHITNEY BANK,
as a Lender

By:    /s/ Joshua N. Livingston
Name:     Joshua N. Livingston
Title:     Duly Authorized Signatory

The Huntington National Bank,
as a Lender

By:    /s/ Joseph D. Hricovsky
Name:     Joseph D. Hricovsky
Title:     Senior Vice President

JPMORGAN CHASE BANK N.A.,
as a Lender

By:    /s/ Ling Li
Name:     Ling Li
Title:     Executive Director

KEYBANK NATIONAL ASSOCIATION:
as a Lender

By:    /s/ Thomas A. Crandell
Name:     Thomas A. Crandell
Title:     Senior Vice President

[Signature Page to Amendment No.1]

MIZUHO BANK LTD.,
as a Lender

By:    /s/ Traci Rahn
Name:     Traci Rahn
Title:     Executive Director

Morgan Stanley Bank N.A.,
as a Lender

By:    /s/ Gilroy D’Souza
Name:     Gilroy D’Souza
Title:     Authorized Signatory

MUFG Bank, Ltd.,
as a Lender

By:    /s/ Kevin Wood
Name:     Kevin Wood
Title:     Director

People’s United Bank,
National Association, as a Lender

By:    /s/ James Riley
Name:     James Riley
Title:     Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Cheryl L. Sekelsky
Name:     Cheryl L. Sekelsky

[Signature Page to Amendment No.1]

Title:     Vice President

Santander Bank N.A.
as a Lender

By:    /s/ Irv Roa
Name:     Irv Roa
Title:     Managing Director

TD Bank, N.A.,
as a Lender

By:    /s/ Jason Siewert
Name:     Jason Siewert
Title:     Senior Vice President

Truist Bank
as a Lender

By:    /s/ James Ford
Name:     James Ford
Title:     Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Andrea Chen
Name:     Andrea Chen
Title:     Managing Director

[Signature Page to Amendment No.1]